EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AGS ANNOUNCES THE CLOSING OF $95 MILLION INCREMENTAL TERM LOAN AND AMENDMENT TO ITS CREDIT AGREEMENT

LAS VEGAS — May 1, 2020: AGS (NYSE: AGS) (the “Company”) today announced it has successfully closed an incremental term loan of $95 million (“Incremental Term Loan”) and an amendment to its existing credit agreement. The Incremental Term Loan, which matures in February 2024, has an interest rate of LIBOR plus 1,300 basis points, with a 100 basis point LIBOR floor. The net proceeds of the Incremental Term Loan are expected to be used for general corporate purposes.

In addition to the Incremental Term Loan, the Company also amended its existing credit agreement to provide for certain changes, including, but not limited to: a suspension of the testing of the financial covenant through December 31, 2020 and a revised calculation of consolidated EBITDA when determining financial covenant compliance for the first three quarters of 2021.

AGS President and Chief Executive Officer David Lopez said, “During this global pandemic, which has had an unprecedented impact on the casino gaming industry, our focus has been to prioritize the well-being of our employees and the prudent management of the Company’s financial resources for the long-term. Execution of this incremental term loan provides us with  additional liquidity and financial flexibility to  navigate these uncertain and extraordinary times, and to help get our business back to being fully operational so that we can be the best partners possible to our customers as our industry begins to recover.”

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About AGS
AGS is a global company focused on creating a diverse mix of entertaining gaming experiences for every kind of player. Our roots are firmly planted in the Class II Native American gaming market, but our customer-centric culture and growth have helped us branch out to become a leading all-inclusive commercial gaming supplier. Powered by high-performing Class II and Class III slot products, an expansive table products portfolio, real-money gaming platforms and content, highly rated social casino solutions for operators and players, and best-in-class service, we offer an unmatched value proposition for our casino partners. Learn more at playags.com.

Forward-Looking and Cautionary Language
This release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the public offering and other statements identified by words such as “believe,” “will,” “may,” “might,” “likely,” “expect,” “anticipates,” “intends,” “plans,” “seeks,” “estimates,” “believes,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of AGS, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in AGS’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of AGS to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions, the effects of COVID-19 on AGS’ business and results of operations, and other factors set forth under the section entitled “Risk Factors” its annual report on Form 10-K filed with the Securities and Exchange Commission, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. AGS expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:
Julia Boguslawski, Chief Marketing Officer and Executive Vice President of Investor Relations
jboguslawski@PlayAGS.com

Steven Kopjo, Director of Investor Relations
skopjo@PlayAGS.com

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